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                                                                    Exhibit 99.1

      AGREEMENT AND PLAN OF MERGER, dated as of June 29, 2003 (the "Agreement"), by and among Dean Foods Company, a Delaware corporation (the "Parent"), Capricorn Acquisition Sub, Inc., a Delaware corporation and a direct wholly owned Subsidiary of the Parent ("Merger Sub"), and Horizon Organic Holding Corporation, a Delaware corporation (the "Company").

                                    RECITALS

      The respective boards of directors of each of the Parent, Merger Sub and the Company (and, in the case of the Company, upon recommendation of a special committee of its board of directors) have approved and declared advisable this Agreement, the transactions contemplated hereby and the merger of Merger Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $.001 per share, of the Company (the "Company Common Stock"), other than shares owned by the Parent, Merger Sub or the Company and Dissenting Shares (as defined in Section 2.4), will be converted into the right to receive Cash Consideration (as defined in Section 2.2).

                                    AGREEMENT

      In consideration of the foregoing and the mutual covenants and agreements in this Agreement, the parties, intending to be legally bound, agree as follows:

                              ARTICLE 1: THE MERGER

      SECTION 1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Merger Sub shall be merged with and into the Company at the Effective Time. Following the Effective Time, the Company shall be the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of the Company in accordance with the DGCL.

      SECTION 1.2 THE CLOSING. The closing of the Merger (the "Closing") will take place at 9:00 a.m. on a date to be specified by the parties (the "Closing Date"), which shall be no later than the second Business Day after satisfaction or waiver of the conditions set forth in Article 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), unless another time or date is agreed to by the parties. The Closing will be held at the offices of Hughes & Luce, LLP, 1717 Main Street, Suite 2800, Dallas, Texas 75201 or such other place as is agreed to by the parties.

      SECTION 1.3 EFFECTIVE TIME. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall file a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such subsequent date or time as the Parent and the Company shall agree and specify in the Certificate of Merger (the date and time the Merger becomes effective being hereinafter referred to as the "Effective Time").



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      SECTION 1.4 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Section 259 of the DGCL.

      SECTION 1.5  CERTIFICATE OF INCORPORATION AND BYLAWS.

            (a) The certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended as of the Effective Time so that such certificate of incorporation is identical to the certificate of incorporation of Merger Sub immediately prior to the Effective Time, except that the Company's name shall be the name of the Surviving Corporation, and, as so amended, such certificate of incorporation shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

            (b) The bylaws of the Company, as in effect immediately prior to the Effective Time, shall be amended as of the Effective Time so that such bylaws are identical to the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, except that the Company's name shall be the name of the Surviving Corporation, and, as so amended, such bylaws shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

      SECTION 1.6  BOARD OF DIRECTORS AND OFFICERS.

            (a) The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their death, disability, resignation or removal or until their respective successors are duly elected and qualified.

            (b) The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their death, disability, resignation or removal or until their respective successors are duly elected and qualified.

                     ARTICLE 2: EFFECT OF THE MERGER ON THE
   CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES FOR
                               CASH CONSIDERATION

      SECTION 2.1 EFFECT ON CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Merger Sub:

            (a) Each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of Common Stock, par value $.001 per share, of the Surviving Corporation.

            (b) Each share of Company Common Stock that is owned by the Company, Merger Sub or the Parent shall automatically be cancelled and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.

            (c) Subject to the provisions of this Article 2, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than


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shares to be cancelled pursuant to Section 2.1(b) and Dissenting Shares) shall be converted into the right to receive Cash Consideration.

            (d) As of the Effective Time, all shares of Company Common Stock issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and, subject to Section 2.4, each holder thereof shall cease to have any rights with respect thereto, except the right to receive Cash Consideration.

      SECTION 2.2 CASH CONSIDERATION.

            (a) The sole consideration to be paid by the Parent for the benefit of the Company's shareholders in connection with the Merger shall be immediately collectible cash funds in the aggregate amount of $24.00 US per share of Company Common Stock issued and outstanding immediately prior to the Effective Time and which shall hereinafter be referred to as the "Cash Consideration".

            (b) The Cash Consideration may be adjusted as provided herein below or by mutual agreement.

      SECTION 2.3 EXCHANGE OF CERTIFICATES FOR CASH.

            (a) The Parent shall enter into an agreement with the Exchange Agent which shall provide that the Parent shall deposit with the Exchange Agent at the Effective Time, for the benefit of the holders of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time, an amount equal to the Cash Consideration multiplied by the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time other than shares to be cancelled pursuant to Section 2.1(b) and Dissenting Shares (being hereinafter referred to as the "Exchange Fund") payable pursuant to Section 2.2 in exchange for certificates representing ownership of such shares. ("Certificates").

            (b) Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to the Parent, and any such holders who have not theretofore complied with this Article 2 shall thereafter look only to the Parent for payment of their claim for Cash Consideration with respect to the Company Common Stock and any cash in lieu of fractional shares of Company Common Stock.

            (c) None of the Parent, Merger Sub, the Company or the Exchange Agent shall be liable to any Person in respect of any shares of Company Common Stock, any cash in lieu of fractional shares of Company Common Stock or any cash from the Exchange Fund, in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to the date on which any amounts payable pursuant to this Article 2 would otherwise escheat to or become the property of any Governmental Entity, any such amounts shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

            (d) The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by the Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to the Parent. Any losses resulting from such investments shall not reduce the right of any holder of a Certificate to receive the amounts otherwise payable pursuant to this
Article 2.

            (e) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Parent, the posting by such Person of a bond in such reasonable amount as the Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Cash Consideration with respect thereto and, if applicable, any unpaid dividends and distributions on shares of Company Common Stock deliverable in respect thereof and any cash in lieu of fractional shares, in each case pursuant to this Agreement.

            (f) The Parent, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the amounts otherwise payable to a holder of shares of Company Common Stock pursuant to this Article 2 such amounts as any of them reasonably determines to be required to be deducted and withheld under the Internal Revenue Code of 1986 (the "Code") or provisions of other Tax law. To the extent that such amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of shares of Company Common Stock in respect of which such deduction and withholding was made by the Parent, the Surviving Corporation or the Exchange Agent.

      SECTION 2.4  DISSENTING SHARES.

            (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Common Stock as to which the holder thereof has demanded and properly perfected appraisal in accordance with Section 262 of the DGCL and has neither effectively withdrawn nor lost the right to such appraisal ("Dissenting Shares") shall not be converted into or represent a right to receive Cash Consideration, but the holder thereof shall be entitled to only such rights as are granted by the DGCL.

            (b) Notwithstanding the provisions of Section 2.4(a), if any holder of shares of Company Common Stock who demands appraisal of shares of Company Common Stock under the DGCL effectively withdraws or loses (through failure to perfect or otherwise) the right to appraisal, then as of the Effective Time or the occurrence of such event, whichever later occurs, such holder's shares of Company Common Stock shall automatically be converted into and represent only the right to receive Cash Consideration as provided in Sections 2.2 and 2.3, without interest, upon surrender of the Certificates representing such shares of Company Common Stock pursuant to Section 2.3.

            (c) The Company shall give the Parent (i) prompt notice of any written demands for appraisal or payment of the fair value of any shares of Company Common Stock, withdrawals of such demands and any other instruments related to Dissenting Shares received by the Company or any of its directors or officers and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. Except with the prior written consent of the Parent, the Company shall not voluntarily make any payment, admissions

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or statements against interest with respect to any demands for appraisal, or settle or offer to settle any such demands.

      SECTION 2.5  COMPANY STOCK OPTIONS; ESPP; RESTRICTED SHARES.

            (a) At the Effective Time, the Parent shall assume all then-outstanding Company Stock Options (as defined in Section 3.3(b)) or other rights to acquire Company Common Stock and shall substitute similar rights to acquire ("Parent Stock Options") shares of the Common Stock, $.01 par value, of the Parent ("Parent Common Stock") as follows: As soon as practicable following the date of this Agreement, the board of directors of the Company (or, if appropriate, any committee thereof administering the Company Stock Plans) shall adopt such resolutions or take such other actions as may be required to effect this Section 2.5 as of the Effective Time. The assumption and substitution will be in accordance with Section 424 of the Code and Treasury Regulation 1.425-1 so that no modification of the Company Stock Options will occur as a result of the assumption and substitution.

            (b) Prior to the Effective Time, the Company shall deliver to the holders of Company Stock Options notices, in a form satisfactory to the Parent, setting forth such holders' rights pursuant to the respective Company Stock Plans and the agreements evidencing the grants of such Company Stock Options and how such options may be exchanged for Parent Stock Options by following procedures to be communicated in the notice including without limitation federal withholding tax information, if any withholding tax is applicable.

            (c) At the Effective Time, the Parent shall assume all then-outstanding stock options under the Company's 1998 Equity Incentive Plan and shall substitute Parent Stock Options therefor, and the Company's Employee Stock Purchase Plan shall be terminated.

                    ARTICLE 3: REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

      Except as disclosed in the disclosure letter delivered by the Company to the Parent concurrently with the execution of this Agreement (the "Company Disclosure Letter"), each Section of which shall be deemed to modify all other Sections thereof, the Company represents and warrants to the Parent and Merger Sub as follows:

      SECTION 3.1 ORGANIZATION, STANDING AND CORPORATE POWER. As set forth in
Section 3.1 of the Company Disclosure Letter, the Company and each of its Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and, further, each such corporation has all requisite corporate or other power, as the case may be, and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except for those jurisdictions where the failure to be so organized, existing or in good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. Each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each such jurisdiction in which the nature of its business or the ownership, leasing, licensing, or operation of its assets makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing, individually or in the aggregate, would not reasonably be expected to have a

Material Adverse Effect on the Company. The Company has provided to the Parent prior to the execution of this Agreement complete and correct copies of its certificate of incorporation and bylaws, as amended to the date of this Agreement. The Company is not in violation of any of the provisions of its charter or bylaws, as amended to the date of this Agreement.

      SECTION 3.2  TITLE TO ASSETS; SUBSIDIARIES.

            (a) The Company and its Subsidiaries have good and marketable title to, or the right to use, the assets and properties owned by them or used in their respective businesses, free and clear of all pledges, claims, liens, charges, encumbrances, mortgages and security interests of any kind or nature whatsoever (collectively, "Liens"), except for (i) Liens securing indebtedness disclosed in the Company Financial Statements and/or Company Disclosure Letter,
(ii) purchase money security interests arising by operation of law with respect to assets acquired in the ordinary course of business subsequent to December 31, 2002, (iii) any (A) mechanics', carriers', workers' and other similar Liens arising in the ordinary course of business which are not delinquent and which in the aggregate are not material in amount, and do not interfere with the present use of the assets of the Company or any of its Subsidiaries to which they apply;
(B) Liens for current Taxes not yet due and payable; (C) Liens that have arisen in the ordinary course of business and that do not (individually or in the aggregate) materially impair the operations of the Company or any of its Subsidiaries; and (iv) with respect to any asset of the Company or any of its Subsidiaries which consists of a leasehold or other possessory interest in real property, all Liens, covenants, imperfections in title, easements, restrictions and other title matters (whether or not the same are recorded) not known to the Company or such Subsidiary to which the underlying fee estate in such real property is subject which were not created by or incurred by the Company or its Subsidiaries so long as all such Liens, covenants, imperfections in title, easements, restrictions and other title matters do not (individually or in the aggregate) materially impair the operations of the Company or any of its Subsidiaries (the Liens referred to in clauses (i) through (iv) are collectively, "Permitted Liens").

            (b) SECTION 3.2 of the Company Disclosure Letter sets forth a true and complete list of each of the Company's Subsidiaries. Other than such Subsidiaries, the Company has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity. All the outstanding shares of capital stock of, or other equity interests in, each Subsidiary of the Company have been validly issued, are fully paid and nonassessable and are owned, directly or indirectly, by the Company, free and clear of all Liens and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests, except restrictions arising under applicable securities laws.

      SECTION 3.3  CAPITAL STRUCTURE.

            (a) Effective as of the Closing, the authorized capital stock of the Company shall consist of 30,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock $.001 par value per share. As of June 26, 2003, the number of shares of Common Stock issued and outstanding is 10,354,325 (excluding any shares issued upon exercise of Company Stock Options after June 19, 2003), and no shares of Preferred Stock are issued or outstanding. The outstanding shares have been duly authorized and validly issued and are fully paid and non-assessable. Except as disclosed in the Company Disclosure Letter, there are no options, warrants or other rights to purchase any of the Company's authorized and unissued capital stock and,

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further, there are no preemptive rights or rights of first refusal with respect to the Company's capital stock or agreements which, through anti-dilution protection or otherwise, obligate the Company to issue its capital stock.

            (b) Concurrently with the delivery of this Agreement, the Company is delivering to the Parent a complete and correct list, as of the date of this Agreement, of each holder of outstanding stock options or other rights to purchase or receive Company Common Stock (collectively, the "Company Stock Options"), the number of shares of Company Common Stock subject to such Company Stock Option, the name of the Company Stock Plan pursuant to which such Company Stock Option was granted, the exercise price of such Company Stock Option, the vesting schedule of such Company Stock Option, the extent to which such Company Stock Option is vested, the Tax status under Section 422 of the Code of such Company Stock Option, the term of such Company Stock Option and the events (including the Merger, the Closing, the performance of any duties or transactions required hereunder or termination of service following the Merger) which could accelerate the vesting of such Company Stock Option.

            (c) All outstanding shares of Company Common Stock are, and all shares which may be issued by the Company before the Effective Time will be, when issued, duly authorized, validly issued, fully paid and nonassessable and will be delivered free and clear of all Liens (other than Liens created by or imposed upon the holders thereof) and not subject to preemptive rights. Except as set forth in this Section 3.3 (including pursuant to the conversion or exercise of the securities referred to above) and except pursuant to Company Stock Options issued as expressly permitted by the terms of Section 5.1(b), (i) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of the Company or any of its Subsidiaries (other than shares of capital stock or other voting securities of such Subsidiaries that are directly or indirectly owned by the Company free and clear of Liens), (B) any securities of the Company or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of, or other ownership interests in, the Company or any of its Subsidiaries, or (C) any warrants, calls, options or other rights to acquire from the Company or any of its Subsidiaries, and no obligation of the Company or any of its Subsidiaries to issue, any capital stock or other voting securities of, or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock or other voting securities of, or other ownership interests in, the Company or any of its Subsidiaries and (ii) there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Neither the Company nor any of its Subsidiaries is a party to any voting trust, proxy or other agreement with respect to the voting of any such securities (not including any such agreement with the Parent).

      SECTION 3.4  AUTHORITY; NONCONTRAVENTION.

            (a) The Company has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and, subject to receipt of the Company Stockholder Approval, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated by this Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on


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the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, subject, in the case of the Merger, to receipt of the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as subject to laws of general application related to bankruptcy, insolvency and the relief of debtors and the rules of law governing specific performance, injunctive relief or other equitable remedies.

            (b) The execution and delivery of this Agreement, and the consummation of the transactions provided herein and compliance with the provisions of this Agreement do not and will not, conflict with, or result in any violation of, breach or default (with or without notice or lapse of time, or both) under, or give rise to a right of amendment, termination, cancellation or acceleration of any obligation or to the loss of a benefit under or increase of obligation under, or require payment under, or result in the creation of any Lien upon any of the properties or assets owned by, licensed to, or leased by the Company or any of its Subsidiaries under, (i) the certificate of incorporation or bylaws of the Company or the comparable organizational documents of any of its Subsidiaries, (ii) except as disclosed in Section 3.4(b) of the Company Disclosure Letter, any Contract, commitment, arrangement, understanding, instrument, permit, concession, franchise or similar authorization applicable to the Company or any of its Subsidiaries or their respective assets or (iii) subject to the governmental filings and other matters referred to in Section 3.4(c), (A) any judgment, order or decree or (B) any statute, law, ordinance, rule or regulation, in each case applicable to the Company or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not reasonably be expected to (x) have a Material Adverse Effect on the Company, (y) impair the ability of the Company to perform its obligations under this Agreement or (z) prevent or materially delay the consummation of the transactions provided herein.

            (c) No consent, approval, order or authorization of, action by or in respect of, or registration, recordation, declaration or filing with, any federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental self-regulatory agency, commission or authority (each a "Governmental Entity") is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions provided herein, except for (i) the filing with the Securities and Exchange Commission (the "SEC") of (A) a proxy statement relating to the Company stockholders meeting called for the purpose of obtaining Company Stockholder Approval (such proxy statement, as amended or supplemented from time to time, the "Proxy Statement") and (B) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") as may be required in connection with this Agreement, and the transactions provided herein; (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and such filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws; (iii) all applicable filings, and the termination or expiration of all applicable waiting periods, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the

"HSR Act"), as may be required in connection with this Agreement (the "HSR Compliance") and (iv) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be made or obtained individually or in the aggregate would not reasonably be expected to
(x) have a Material Adverse Effect on the Company, (y) impair the ability of the Company to perform its obligations under this Agreement or (z) prevent or materially delay the consummation of the transactions provided herein.

      SECTION 3.5  SEC DOCUMENTS; UNDISCLOSED LIABILITIES.

            (a) The Company has filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC since December 31, 2002 (the "Company SEC Documents"). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933 (the "Securities Act") or the Exchange Act, as the case may be, and none of the Company SEC Documents when filed (unless amended or superseded in a Company SEC Document, then on the date of such later filing) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in a Company SEC Document has been revised or superseded in a subsequently filed Company SEC Document, none of the Company SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (b) The financial statements of the Company included in the Company SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto (the "Accounting Rules"), have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring non-material year-end audit adjustments).

            (c) Section 3.5(c) of the Company Disclosure Letter contains the audited consolidated financial statements of the Company as of December 31, 2002, and such financial statements have been prepared in accordance with GAAP applied on a consistent basis and present fairly, in all material respects, the financial position of the Company and its consolidated Subsidiaries as of December 31, 2002 and their consolidated results of operations and cash flows for the year then ended (except for the omission of the notes thereto and subject to non-material year-end audit adjustments).

            (d) Except (i) as reflected in the most recent financial statements included in the Company SEC Documents or in the notes thereto or (ii) for liabilities incurred in connection with this Agreement, neither the Company nor any of its Subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise).

      SECTION 3.6  INTELLECTUAL PROPERTY.

            (a) The Company and each of its Subsidiaries (i) owns or has the right to use, free and clear of all liens, claims and restrictions, all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect to the foregoing (the "Company Intellectual Property") used in the conduct of its business as now conducted or as proposed to be conducted without infringing upon or otherwise acting adversely to the right or claimed right of any person under or with respect to any of the foregoing, and (ii) is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to, any patent, trademark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise. All patents, registered trademarks and registered copyrights (or applications therefor) owned by the Company and each of its Subsidiaries are listed in the Company Disclosure Letter.

            (b) The Company and each of its Subsidiaries owns or has the unrestricted right to use all trade secrets required for or incident to the development, processing and sale of all products sold by the Company and each of its Subsidiaries, free and clear of any rights, liens or claims of others, including without limitation, former employers of all employees of the Company.

            (c) No claim has been asserted by any Person against the Company or any of its Subsidiaries regarding the ownership of or the right to use any Company Intellectual Property or challenging the rights of the Company or any of its Subsidiaries with respect to any of the Company Intellectual Property.

            (d) No Person has asserted any claim that any product, activity or operation of the Company or any of its Subsidiaries infringes upon or involves, or has resulted in the infringement of, any proprietary right of such Person, and no proceedings have been instituted, are pending or, to the Company's Knowledge, are threatened which challenge the rights of the Company or any of its Subsidiaries with respect thereto.

      SECTION 3.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as contemplated by this Agreement or as disclosed in Section 3.7 of the Company Disclosure Letter (including those actions not prohibited under Section 5.1) and except for changes disclosed in the Company SEC Documents filed prior to the execution of this Agreement, the Company and its Subsidiaries have conducted their business only in the ordinary course and consistent with past practice, and since December 31, 2002 there has not been (a) any events or occurrences that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect on the Company, (b) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock (other than as expressly permitted by the terms of Section 5.1(a)), (c) any purchase, redemption or other acquisition of any shares of capital stock or any other securities of the Company or any of its Subsidiaries or any options, warrants, calls or rights to acquire such shares or other securities, (d) any split, combination or reclassification of any of the Company's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company's capital stock, (e)(i) any granting by the Company or any of its Subsidiaries to any current or former director, officer or other employee of the Company or its Subsidiaries of any increase in compensation, bonus or other benefits, except for normal annual merit increases in cash compensation to non-officer employees in the ordinary course of business consistent with past practice or as was required under any employment agreements in effect as of the date of the most recent financial statements included in the Company SEC Documents and other than as expressly permitted by the terms of Section 5.1(k), (ii) any granting by the Company or any of its Subsidiaries to any such current or former director, officer or employee of any increase in severance or termination pay, except to non-officer employees in the ordinary course of business consistent with past practice,
(iii) any entry by the Company or any of its Subsidiaries into, or any amendments of, any Benefit Plan with any current or former director, officer or employee, except with non-key employees in the ordinary course of business consistent with past practice, (iv) any amendment to, or modification of, any Company Stock Option, (v) except insofar as may have been required by a change in GAAP, any change in accounting methods, principles or practices by the Company or any of its Subsidiaries materially affecting their respective assets, liabilities, results of operations or businesses, (vi) any Tax election that, individually or in the aggregate, would reasonably be expected to adversely affect in any material respect the Tax liability or Tax attributes of the Company or any of its Subsidiaries, (vii) any settlement or compromise of any material income Tax liability, (viii) any acquisition, sale or transfer of any material asset of the Company or any of its Subsidiaries other than in the ordinary course of business consistent with past practice, (ix) any entering into by the Company or any of its Subsidiaries of any material contract or agreement, or material amendment or termination of any material contract or agreement (other than in the ordinary course of business) or default by the Company or any of its Subsidiaries under, any material contract to which the Company or any of its Subsidiaries is a party or by which it is bound (or to the Knowledge of the Company, by any other party thereto), (x) any revaluation by the Company or any of its Subsidiaries of any of their respective material assets or (xi) except as would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect on the Company, any lapse, reversion, termination or expiration of any Company Intellectual Property, (f) any damage, destruction or loss (whether or not covered by insurance) with respect to any assets of the Company or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect on the Company or (g) any acquisition or divestiture of, or investment in, the equity or debt securities of any Person.

      SECTION 3.8 LITIGATION. Except as disclosed in Section 3.8 of the Company Disclosure Letter, there is no suit, arbitration, action, proceeding, investigation, audit or claim of any kind, at law or in equity (including actions or proceedings seeking injunctive relief) ("Litigation") pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company, nor is there any judgment, decree, settlement agreement, investigation, writ, award, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries, having, or which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Section 3.8 of the Company Disclosure Letter sets forth, as of the date of this Agreement, a complete list of all suits, arbitrations, actions, investigations, audits, claims or proceedings of any kind to which the Company, or any of its Subsidiaries or any of their assets are, or could reasonably be expected to be, a party or bound.

      SECTION 3.9 CERTAIN CONTRACTS. All material contracts, agreements and instruments to which the Company or any of its Subsidiaries is a party or otherwise bound (collectively, the

"Company Material Contracts") are valid, binding and in full force and effect in all material respects, and are valid, binding and enforceable by the Company in accordance with their respective terms. Neither the Company nor any of its Subsidiaries has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time or both, would constitute a default under the provisions of, any Company Material Contract, except in each case for those violations and defaults that would not reasonably be expected to result in a Material Adverse Effect on the Company. Each such Company Material Contract is listed in the Company Disclosure Letter.

      SECTION 3.10 COMPANY PERMITS, COMPLIANCE WITH APPLICABLE LAWS, OTHER INSTRUMENTS, NONE BURDENSOME.

      (a) Each of the Company and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Company Permits"), and there is no Litigation pending or, to the Company's Knowledge, threatened relating to the suspension or cancellation of any of the Company Permits, other than such failure to so possess or Litigation which would not reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries is in conflict with, or in default (nor has there occurred any event that with notice or lapse of time or both would become a default) or violation of (a) any law applicable to the Company or any of its Subsidiaries or by or to which any of their assets is bound or subject or (b) any of the Company Permits, except for such conflicts, defaults or violations as would not reasonably be expected to have a Material Adverse Effect on the Company.

      (b) The Company and its Subsidiaries are not in violation of any material term or provision of any material mortgage, indebtedness, indenture, contract, agreement, instrument, judgment or decree, and they are not in violation of any order, statute, rule, law or regulation applicable to the Company and its Subsidiaries, the violation of which would reasonably be expected to have a Material Adverse Effect on the Company or its operations. The execution, delivery and performance of and compliance with this Agreement have not resulted and will not result in any violation of, or conflict with, or constitute a default under, any of the terms of any corporate restriction or of any indenture, mortgage, deed of trust, pledge, bank loan or credit agreement, corporate charter, bylaw or any instrument, document or agreement by which the Company, any of its Subsidiaries or any of their properties may be bound or affected, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or any of its Subsidiaries.

      SECTION 3.11 BENEFIT PLANS.

            (a) Section 3.11(a) of the Company Disclosure Letter lists (i) each individual employment, termination or severance agreement with employees or former employees of the Company or any of its Subsidiaries, (ii) all employee benefit plans as that term is defined in Section 3(3) of the Employee Retirement and Income Security Act of 1974 ("ERISA") and (iii) all other plans or compensation arrangements, maintained or contributed to by the Company or any of its Subsidiaries for the benefit of their employees (or former employees) and/or their beneficiaries ("Benefit Plans"). An arrangement will not fail to be a Benefit Plan simply because it only covers one individual.

            (b) The Company has delivered or made available to the Parent a true and complete copy of the following documents (to the extent that they are applicable): (i) each Benefit Plan and any related funding agreements, including all amendments (and Section 3.11(b) of the Company Disclosure Letter includes a description of any such amendment that is not in writing), (ii) the two most recent Form 5500s (including all applicable schedules and the opinions of the independent accountants) that were filed on behalf of any Benefit Plan, (iii) the most recent favorable determination letter, if any, with respect to each Benefit Plan, and (iv) the most recently disseminated summary plan description and an explanation of any material plan modifications made after the date thereof.

            (c) To the Knowledge of the Company, each Benefit Plan at all times has been operated in accordance with its terms, and complies currently, and has complied in the past, both in form and in operation, with all applicable laws, including ERISA and the Code.

            (d) The Company does not maintain any Benefit Plan that provides (or will provide) medical, death, or other fringe benefits to former employees or independent contractors (including retirees), other than benefits that are required to be provided pursuant to Section 4980B of the Code or state law continuation coverage or conversion rights.

            (e) Except as provided in Section 3.11(e) of the Company Disclosure Letter, none of the Benefit Plans provide any benefits that would result in excess parachute payments (within the meaning of Section 280G of the Code), either (i) solely as a result of the performance of the terms and conditions of this Agreement or (ii) any actions taken after the Closing. Furthermore, the closing of this Agreement and the performance of the transactions provided herein will not require the funding, whether formal or informal, of the benefits under any Benefit Plan (e.g., contributions to a Rabbi Trust).

            (f) No Benefit Plan is subject to Title IV of ERISA.

            (g) Except as would not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect on the Company, none of the Persons performing services for the Company have been improperly classified as being independent contractors, leased employees or as being exempt from the payment of wages for overtime.

            (h) Other than routine claims for benefits under the Benefit Plan and those relating to qualified domestic relations orders, there are no (i) pending or (ii) to the Knowledge of the Company, threatened lawsuits or other claims against or involving any Benefit Plan, or any Fiduciary (within the meaning of Section 3(21)(A) of ERISA) of such Benefit Plan brought on behalf of any participant, beneficiary, or Fiduciary thereunder, nor is there any reasonable basis for any such claim.

            (i) Except as disclosed in Section 3.11(i) of the Company Disclosure Letter, the Company has no intention or commitment, whether legally binding or not, to create any additional Benefit Plan, or to modify any existing Benefit Plan so as to increase benefits to participants or the cost of maintaining the Benefit Plan. The benefits under all Benefit Plans are as represented, and have not been, and will not be, increased subsequent to the date of this

Agreement. No statement, either oral or written, has been made by the Company (or any agent of the Company) to any Person regarding any Benefit Plan that is not in accordance with such Benefit Plan that could have adverse economic consequences to the Parent or the Surviving Corporation.

            (j) To the Knowledge of the Company, all costs of administering and contributions required to be made to each Benefit Plan under the terms of that Benefit Plan, ERISA, the Code, or any other applicable law have been timely made, and are fully deductible in the year for which they were paid, and all other amounts that should be accrued to date as liabilities of the Company under or with respect to each Benefit Plan (including administrative expenses and incurred but not reported claims) for the current plan year of the Benefit Plan have been recorded on the books of the Company.

            (k) For purposes of this Section 3.11 only, the term the "Company" shall include any entity that is aggregated with the Company under Section 414(b), (c), (m), or (o) of the Code.

            (l) Section 3.11(l) of the Company Disclosure Letter contains a complete listing of all employees of the Company as of the date of this Agreement. Except as set forth in Section 3.11(l) of the Company Disclosure Letter, the Company does not have collective bargaining, union or labor agreements, contracts or other arrangements with any group of employees, labor union or employee representative and, to the Knowledge of the Company, there is no organizational effort currently being made or threatened by or on behalf of any labor union with respect to employees of the Company.

      SECTION 3.12 TAXES. The Company has timely filed, or has obtained extensions with respect to, all tax returns and reports ("Tax Returns") that are required to have been filed by or with respect to the Company and each of its Subsidiaries with the appropriate federal, state, county and local governmental agencies and instrumentalities. Except as disclosed in Section 3.12 of the Company Disclosure Letter, the Company and each of its Subsidiaries has paid all Taxes that are due from or with respect to it. The Company has paid or established reserves for all income, franchise, payroll and other taxes due as reflected on those returns. The Company has withheld and paid all Taxes required by all applicable laws to be withheld or paid in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party. There is no pending dispute with any taxing authority relating to any of the Company's returns, and except as disclosed in Section 3.12 of the Company Disclosure Letter, no claim has been made by a taxing authority in a jurisdiction in which the Company does not file Tax Returns that the Company is required to file Tax Returns in such jurisdictions. No assessment of any deficiency or material liability for any tax is proposed to be imposed upon the Company, any of its Subsidiaries or any of their properties or assets for which there is not an adequate reserve reflected in the Financial Statements. Except as disclosed in Section 3.12 of the Company Disclosure Letter, no federal or state income or sales Tax Returns of the Company have been audited. There are no outstanding agreements, waivers or arrangements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due from or with respect to the Company or any of its Subsidiaries for any taxable period. Except as disclosed in Section 3.12 of the Company Disclosure Letter, no audit, action, proceeding, investigation, dispute or claim by any court, governmental or regulatory authority or similar person is being conducted or is pending or, to the Company's Knowledge, threatened in regard to any Taxes due from or with respect to the Company or any of its Subsidiaries or any Tax Return filed by or with respect to the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has any obligation or liability for the payment of Taxes of any other Person arising as a result of any obligation to indemnify another Person or as a result of the Company or any of its Subsidiaries assuming or succeeding to the Tax liability of any other Person as a successor, transferee or otherwise. All Taxes accrued but not yet due and all contingent liabilities for Taxes are adequately reflected in the reserves for Taxes in the financial statements referred to in this Agreement. None of the Company or any of its Subsidiaries has been a party to any distribution occurring during the last two years in which the parties to such distribution treated the distribution as one to which Section 355 of the Code is applicable.

      SECTION 3.13 INFORMATION SUPPLIED. None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act. No representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by the Parent specifically for inclusion or incorporation by reference in the Proxy Statement.

      SECTION 3.14  VOTING REQUIREMENTS.

      (a) The board of directors of the Company at a meeting duly called and held (i) determined that the Merger is advisable, fair to and in the best interests of the Company and its stockholders; (ii) approved the Merger, this Agreement and the transactions contemplated by this Agreement; (iii) recommended approval of this Agreement and the Merger by the Company's stockholders and (iv) directed that the Merger be submitted for consideration by the Company's stockholders.

      (b) The affirmative vote of the holders of a majority of the voting power of all outstanding shares of Company Common Stock, as of the record date for the Company Stockholders Meeting, adopting this Agreement (the "Company Stockholder Approval") is the only vote of the holders of any class or series of the Company's capital stock necessary to approve and adopt this Agreement or perform any of the transactions provided herein.

      SECTION 3.15 STATE TAKEOVER STATUTES. The board of directors of the Company, either directly or through action of a duly authorized committee thereof has taken all necessary action to ensure that the provisions of Section 203 of the DGCL do not apply to the Parent or Merger Sub in connection with the Merger, the Closing, and the due performance of any other transactions provided herein. No other state takeover statute or similar statute or regulation is applicable to the Merger or the other Transactions.

      SECTION 3.16 BROKERS. No broker, investment banker, financial advisor or other Person, other than RBC Dain Rauscher, Inc., a member company of RBC Capital Markets ("RBC Dain Rauscher, Inc.") the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Merger, the Closing and any other transactions provided herein, based upon arrangements made by or on behalf of the Company. The Company has furnished to the Parent true and complete copies of all agreements under which any such fees or expenses are payable and all indemnification and other agreements related to the engagement of the Persons to whom such fees are payable.

      SECTION 3.17 OPINION OF FINANCIAL ADVISOR. The Company has received the written opinion of RBC Dain Rauscher, Inc., dated June 29, 2003, to the effect that, as of such date, the consideration is fair, from a financial point of view, to the stockholders of the Company, a signed copy of which opinion has been or promptly will be delivered to the Parent.

      SECTION 3.18 ABSENCE OF QUESTIONABLE PAYMENTS. Neither the Company nor any of its Subsidiaries nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries, has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to any foreign or domestic government officials, employees or others or to any foreign or domestic political parties or campaigns or established or maintained any unlawful or unrecorded funds in violation of Section 30A of the Exchange Act or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or made any other unlawful payment. Neither the Company nor any of its Subsidiaries nor any current director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries, has accepted or received any unlawful contributions, payments, gifts or entertainment. The Company and each of its Subsidiaries that is required to file reports pursuant to Section 12 or 15(d) of the Exchange Act is in compliance with the provisions of Section 13(b) of the Exchange Act.

      SECTION 3.19 INSIDER INTERESTS. No officer or director of the Company or any of its Subsidiaries has any material interest in any property, real or personal, tangible or intangible, including inventions, patents, trademarks or trade names, used in or pertaining to the business of the Company or any of its Subsidiaries.

      SECTION 3.20 COMPANY TRANSACTIONS WITH ITS OFFICERS, DIRECTORS OR STOCKHOLDERS. Neither the Company nor any of its Subsidiaries is indebted, either directly or indirectly, to any of its officers, directors or stockholders or any Affiliate thereof or to their respective spouses or children, in any amount whatsoever, other than for payment of salary for services rendered and reasonable expenses. Except as set forth in Section 3.20 of the Company Disclosure Letter, none of the Company's officers, directors or stockholders or any Affiliate thereof or any members of their immediate families is indebted to the Company, nor do any of the officers or directors or any Affiliate thereof or, to the Knowledge of the Company, stockholders or any of their Affiliates have any direct or indirect ownership interests in any firm or corporation which controls, is controlled by or under common control with the Company or which competes with the Company, or with which the Company has a material supplier or customer relationship, except with respect to any aggregate interest in less than five percent (5%) of the stock of any corporation whose stock is publicly traded. No officer, director or stockholder or any Affiliate thereof or any member of their immediate families is, directly or indirectly, interested in any material contract with the Company. Neither the Company nor any of its Subsidiaries is a guarantor or indemnitor of any indebtedness of any other Person.

      SECTION 3.21 ENVIRONMENTAL LAWS. The properties, operations and activities of the Company and its Subsidiaries are in compliance in all material respects with all applicable Environmental Laws (as defined below), which compliance includes the possession by the Company and its Subsidiaries of all permits, licenses, and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof, including without limitation those relating to the treatment, storage, disposal or release of Materials of Environmental Concern. The Company and its Subsidiaries have not received any notice or other communication that alleges that the Company and its Subsidiaries are not in compliance with any Environmental Law. The Company and its Subsidiaries and the properties and operations of the Company and its Subsidiaries are not subject to any existing, pending or, to the Company's Knowledge, threatened action, suit, claim, investigation, inquiry or proceeding by or before any Governmental Entity under any Environmental Law, other than such actions, suits, claims, investigations, inquiries or proceedings as would not reasonably be expected to have a Material Adverse Effect on the Company. The Company and its Subsidiaries have satisfied and are currently in compliance with all financial responsibility requirements applicable to their operations and imposed by any Governmental Entity under any Environmental Law, and the Company and its Subsidiaries have not received any notice of noncompliance with any such financial responsibility requirements, other than any such failure to satisfy or noncompliance as would not reasonably be expected to have a Material Adverse Effect on the Company. Except as disclosed in Section 3.21 of the Company Disclosure Letter, there are no environmental conditions existing on any property of the Company or its Subsidiaries or resulting from the Company's or any such Subsidiaries' operations or activities, past or present, at any location, that would give rise to any on-site or off-site remedial obligations imposed on the Company or any of its Subsidiaries under any Environmental Laws or that would impact the soil, groundwater, surface water or human health, other than any such conditions as would not reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries has disposed of, emitted, discharged, handled, stored, transported, used or released any Materials of Environmental Concern (as defined below) so as to give rise to any material claim, liability or material corrective or remedial obligation under any Environmental Laws. "ENVIRONMENTAL LAW" means any federal, state or local law relating to pollution or protection of human health or the environment, including any law or regulation relating to emissions, discharges, releases or threatened release of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern, including without limitation, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Hazardous & Solid Waste Amendments Act of 1984, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, any state laws implementing the foregoing federal laws, and all other environmental conservation or protection laws. "MATERIALS OF ENVIRONMENTAL CONCERN" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products or any derivative or by-product thereof, radon, radioactive material, asbestos or asbestos containing material, urea formaldehyde, foam insulation, lead or polychlorinated biphenyls, and any other substance that is regulated by any Environmental Law.

      SECTION 3.22 INSURANCE. The Company and each of its Subsidiaries is currently insured, and has been insured, for reasonable amounts against such risks as companies engaged in a similar business and similarly situated would, in accordance with good business practice, customarily be insured.

      SECTION 3.23 PRINCIPAL CUSTOMERS. Set forth in Section 3.23 of the Company Disclosure Letter, the Company has made available to the Parent a list of the ten largest customers by approximate dollar volume of the Company and its Subsidiaries (the "Largest Customers") with the amount of revenues or payments attributable to each such customer for the Company's 2002 fiscal year and the first three months of its 2003 fiscal year. None of the Largest Customers has terminated or materially altered its relationship with the Company since the beginning of the Company's 2003 fiscal year, or, to the Company's Knowledge, threatened to do so or otherwise notified the Company of any intention to do so.

                          ARTICLE 4: REPRESENTATIONS OF
                            THE PARENT AND MERGER SUB

      The Parent and Merger Sub represent and warrant to the Company as follows:

      SECTION 4.1 ORGANIZATION, STANDING AND CORPORATE POWER. Each of the Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has all requisite corporate power and authority to carry on its business as it is now being conducted. Each of the Parent and Merger Sub is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing, licensing or operation of its assets makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Parent. The Parent has made available to the Company prior to the execution of this Agreement complete and correct copies of its certificate of incorporation and bylaws and the certificate of incorporation and bylaws of Merger Sub, in each case as amended to the date of this Agreement. Neither the Parent nor Merger Sub is in violation of any of the provisions of its respective charter or bylaws, as amended to the date of this Agreement.

      SECTION 4.2 AUTHORITY; NONCONTRAVENTION.

            (a) Each of the Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder, to complete the Merger and to perform any of the duties or consummate any of the transactions provided herein. The execution and delivery of this Agreement by the Parent and Merger Sub and the performance by the Parent and Merger Sub of any duties or transactions provided herein have been duly authorized by all necessary corporate action on the part of the Parent and Merger Sub, as applicable, and no other corporate proceedings on the part of the Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Parent and Merger Sub and, assuming the due authorization, execution and delivery by each of the other parties hereto, constitutes a legal, valid and binding obligation of the Parent and Merger Sub, enforceable against each of them in accordance with its terms.

            (b) The execution and delivery of this Agreement do not, compliance with the provisions of this Agreement, and the performance of any duties or transactions provided herein, will not, conflict with, or result in any violation of, breach or default (with or without notice or lapse of time, or both) under, or give rise to a right of amendment, termination, cancellation or acceleration of any obligation or loss of a benefit under or increase of any obligation under, or require payment under, or result in the creation of any Lien upon any of the properties or assets of the Parent or Merger Sub under, (i) the certificate of incorporation or bylaws of the Parent or Merger Sub, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other contract, agreement, obligation, commitment, arrangement, understanding, instrument, permit, concession, franchise, license or similar authorization applicable to the Parent or Merger Sub or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in
Section 4.2(c), (A) any judgment, order or decree or (B) any statute, law, ordinance, rule or regulation, in each case, applicable to the Parent or Merger Sub or their respective properties or assets, other than, in the case of clauses
(ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not reasonably be expected to
(x) have a Material Adverse Effect on the Parent, (y) impair the ability of the Parent or Merger Sub to perform its obligations under this Agreement or (z) prevent or materially delay the Closing of this Agreement or the performance of any duties or transactions required hereunder.

            (c) No consent, approval, order or authorization of, action by, or in respect of, or registration, recordation, declaration or filing with, any Governmental Entity is required by or with respect to the Parent or Merger Sub in connection with the execution and delivery of this Agreement by the Parent and Merger Sub, the consummation by the Parent and Merger Sub of the Merger and performance of any duties or transactions provided herein, except for (i) notifying the SEC of such under Section 13(a), 13(d), 15(d) or 16(a) of the Exchange Act as may be required in connection with this Agreement, the Merger and the Closing; (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and such filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws;
(iii) all applicable filings, and the termination or expiration of all applicable waiting periods for HSR Compliance; and (iv) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be made or obtained individually or in the aggregate would not reasonably be expected to (x) have a Material Adverse Effect on the Parent,
(y) impair the ability of the Parent or Merger Sub to perform its obligations under this Agreement or (z) prevent or materially delay the Closing of this Agreement or the performance of any duties or transactions required hereunder.

      SECTION 4.3  SEC DOCUMENTS; UNDISCLOSED LIABILITIES.

            (a) The Parent has filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC since December 31, 2002 (the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the Parent SEC Documents when filed (and if amended or superseded in a Parent SEC Document, then on the date of such filing) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in a Parent SEC Document has been revised or superseded in a Parent SEC Document, none of the Parent SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (b) The financial statements of the Parent included in the Parent SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with the Accounting Rules, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Parent and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal non-material recurring year-end audit adjustments).

            (c) Except (i) as reflected in the financial statements included in the Parent SEC Documents or in the notes thereto or (ii) for liabilities incurred in connection with this Agreement, the Merger or the performance of duties and transactions provided herein, neither the Parent nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Parent.

      SECTION 4.4 INFORMATION SUPPLIED. None of the information supplied or to be supplied by the Parent specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

      SECTION 4.5 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except for liabilities incurred in connection with this Agreement, the Merger or the performance of duties and transactions provided herein and except as disclosed in the Parent SEC Documents, since March 31, 2003, the Parent and its Subsidiaries have conducted their business only in the ordinary course, and since such date there has not been any Material Adverse Change in the Parent.

      SECTION 4.6 VOTING REQUIREMENTS. No vote of any class or series of capital stock of the Parent is necessary to approve and adopt this Agreement, the Merger or the performance of duties and transactions provided herein.

      SECTION 4.7 OPERATIONS OF MERGER SUB. Merger Sub has engaged in no business activities except as contemplated pursuant hereto and as set forth in the other Transaction Documents and has conducted its operations as contemplated hereby.

      SECTION 4.8 LITIGATION. There is no Litigation pending, or to the Knowledge of the Parent, threatened against or affecting the Parent or any of its Subsidiaries nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Parent or any of its Subsidiaries having, or which would reasonably be expected to (a) have, individually or in the aggregate, a Material Adverse Effect on the Parent, (b) impair the ability of the Parent or Merger Sub to perform its obligations under this Agreement or (c) prevent or materially delay the Closing of this Agreement or the performance of any duties or transactions required hereunder.

      SECTION 4.9 ABSENCE OF QUESTIONABLE PAYMENTS. Neither the Parent nor any of its Subsidiaries nor any director, officer, agent, employee or other Person acting on behalf of the Parent or any of its Subsidiaries, has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to any foreign or domestic government officials, employees or others or to any foreign or domestic political parties or campaigns or established or maintained any unlawful or unrecorded funds in violation of Section 30A of the Exchange Act or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or made any unlawful payment. Neither the Parent nor any of its Subsidiaries nor any current director, officer, agent, employee or other Person acting on behalf of the Parent or any of its Subsidiaries, has accepted or received any unlawful contributions, payments, gifts or entertainment. The Parent and each of its Subsidiaries which is required to file reports pursuant to Section 12 or 15(d) of the Exchange Act is in compliance with the provisions of Section 13(b) of the Exchange Act.

                              ARTICLE 5: COVENANTS

      SECTION 5.1 CONDUCT OF THE COMPANY'S BUSINESS. Except as set forth in
Section 5.1 of the Company Disclosure Letter, as otherwise expressly contemplated by this Agreement or as consented to in writing by the Parent, during the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, (i) carry on their respective businesses in the ordinary course consistent with past practice, (ii) use commercially reasonable efforts to preserve intact their business, (iii) use commercially reasonable efforts to maintain their Company Material Contracts,
(iv) maintain their Company Permits and Company Intellectual Property and other material rights, (v) maintain and keep their assets in good repair and condition, ordinary wear and tear excepted, (vi) maintain supplies and inventories in quantities consistent with their customary business practice,
(vii) use commercially reasonably efforts to retain the services of their respective officers and key employees and (viii) use commercially reasonable efforts to maintain their relationships with their customers and suppliers and others having business dealings with them to the end that their goodwill and ongoing businesses shall not be impaired in any material respect at the Effective Time. Without limiting the generality of the foregoing (but subject to the above exceptions), during the period from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any of its Subsidiaries, without the written consent of the Parent to:

            (a) other than dividends and distributions (including liquidating distributions) by a direct or indirect wholly-owned Subsidiary of the Company to its parent, (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or otherwise) in respect of, any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iii) adopt a plan with respect to or effect any liquidation, dissolution, restructuring, reorganization or recapitalization of the Company or (iv) purchase, redeem or otherwise acquire, or agree to purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of the Company or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities, (other than pursuant to the exercise of existing stock repurchase rights listed in SECTION 3.3 of the Company Disclosure Letter);

            (b) issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, other than (i) the issuance of Company Stock Options granted consistent with past practice to new employees (other than officers) of the Company; provided that each such Company Stock Option shall have an exercise price per share equal to the closing price per share of Company Common Stock on the grant date, shall have standard vesting provisions in conformity with customary practice and shall not have any provisions which accelerate in whole or in part the vesting or exercisability of such option in connection with the Closing of this Agreement or the performance of any duties or transactions required hereunder or any termination of service at or at any time following the Merger, (ii) the issuance of Company Common Stock upon the exercise of the Company Stock Options, outstanding as of the date hereof in accordance with their present terms, or upon the exercise of the Company Stock Options referred to in clause (i) in accordance with their terms, or (ii) the issuance of shares of Company Common Stock pursuant to the Company Stock Plans in accordance with its present terms and not in violation of this Agreement;

            (c) amend its certificate of incorporation, bylaws or other comparable organizational documents;

            (d) acquire or agree to acquire by merging or consolidating with, by purchasing all or substantially all of the assets of, by purchasing equity interests in or a portion of the assets of, by forming a partnership or joint venture, or by any other manner, any business or any Person or any division thereof;

            (e) sell, lease, exchange, license, pledge, transfer, sell and leaseback, mortgage or otherwise encumber or subject to any Lien (other than Permitted Liens) or otherwise dispose of, or agree to sell, lease, exchange, license, pledge, transfer, sell and leaseback, mortgage or otherwise encumber or subject to any Lien (other than Permitted Liens) or otherwise dispose of, any of its properties or assets (including securitizations), other than in the ordinary course of business consistent with past practice, and provided further that the Company shall not sell its raw land located in California, milk production operations located in Maryland or milk production operations and related land located in Idaho (all of which land and operations are referred to herein as the "Company Sale Properties") without the prior written consent of the Parent;

            (f) (i) purchase, prepay or incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any "keep well" or other Contract to maintain any financial statement condition of another Person or enter into any Contract having the economic effect of any of the foregoing, except for intercompany indebtedness between the

Company and any of its wholly-owned Subsidiaries or between such Subsidiaries or
(ii) make any loans, advances or capital contributions to, or investments in, any other Person;

            (g) make or agree to make any new capital expenditures which, individually, are in excess of $100,000 or, in the aggregate, are in excess of $500,000 or enter into any commitment for the purchase, lease or use of any real property;

            (h) make any Tax election that, individually or in the aggregate, would reasonably be expected to adversely affect in any material respect the Tax liability or Tax attributes of the Company or any of its Subsidiaries or settle or compromise any material income Tax liability;

            (i) (A) pay, discharge, settle or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or Litigation (whether or not commenced prior to the date of this Agreement) other than (1) the payment of an aggregate of $100,000 in connection with Litigation, or (2) the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities recognized or disclosed in the most recent financial statements included in the Company SEC Documents or incurred in the ordinary course of business consistent with past practices since the date of such financial statements, or (B) waive the benefits of, agree to modify in any manner, terminate, release any Person from or fail to enforce any confidentiality, standstill or similar Contract to which the Company or any of its Subsidiaries is a party or of which the Company or any of its Subsidiaries is a beneficiary in any material respect;

            (j) except as required by law or contemplated hereby, enter into, establish, adopt or amend or terminate any Benefit Plan or any other Contract, plan or policy involving the Company or any of its Subsidiaries, and one or more of its directors, officers or employees, or change the manner in which contributions to any Benefit Plan are made or the basis on which such contributions are determined;

            (k) except for normal increases relating to non-officer employees in the ordinary course of business consistent with past practice or as required by the terms of any employment agreement (which does not constitute a violation of this Agreement), (i) increase the compensation, deferred compensation or termination pay payable to or to become payable to any director, officer, other employee, agent or consultant or pay any benefit or amount not required by a Benefit Plan as in effect on the date of this Agreement to any such Person other than increases resulting from the operation of compensation arrangements in effect prior to the date hereof or (ii) grant any severance (other than in the ordinary course and consistent with past practice pursuant to the normal severance policy as in effect on the date of this Agreement) to, or enter into or amend any employment or severance agreement with, any director, officer, employee, agent or consultant of the Company or any of its Subsidiaries;

            (l) enter into any material operating lease or incur (other than in the ordinary course of business consistent with past practice) any material liability or material obligation not required by GAAP to be recorded on the Company's consolidated balance sheet at the time of incurrence;

            (m) manage its cash, cash equivalents and working capital except in accordance with past practices (which practices include applying commercially reasonable efforts to collect receivables and not paying liabilities or other obligations until they become due and payable);

            (n) transfer or license to any Person or entity or otherwise extend, amend or modify any rights to the Company Intellectual Property of the Company or its Subsidiaries, and in no event shall the Company or any of its Subsidiaries license on an exclusive basis or sell any Company Intellectual Property;

            (o) enter into or amend any Contract pursuant to which any Person is granted a material exclusive marketing, manufacturing or other rights with respect to any product, service, process or technology of the Company or its Subsidiaries;

            (p) enter into any arrangement, agreement or contract (i) that could, after the Effective Time, restrict the Parent or any of its Affiliates or any successor thereto, from engaging or competing in any line of business or in any geographic area; (ii) that has a term exceeding one year or (iii) that would be a Company Material Contract had such contract been in existence on the date hereof;

            (q) enter into any Contract which, if it were in existence on the date of this Agreement, would be required to be disclosed pursuant to Section 3.9; or

            (r) authorize, commit or agree to take any of the foregoing actions.

      SECTION 5.2 ADVICE OF CHANGES. The Company and the Parent shall promptly advise the other party orally and in writing to the extent it has Knowledge of
(a) any representation or warranty made by it (and, in the case of the Parent, made by Merger Sub) contained in this Agreement becoming untrue or inaccurate such that the condition set forth in Section 6.2(a) or Section 6.3(a), respectively, would not be satisfied, (b) the failure by it (and, in the case of the Parent, by Merger Sub) to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or (c) any change or event causing, or which is reasonably likely to cause, any of the conditions set forth in Article 6 not to be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

      SECTION 5.3  NO SOLICITATION BY THE COMPANY.

            (a) Without limitation on the Company's other obligations under this Agreement, the Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its or its Subsidiaries' directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries, directly or indirectly through any other Person (which for purposes of this Section 5.3 shall include any "group" as such term is defined in Section 13(d) of the Exchange Act) to:

                  (i) solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing non-public information) the making of or any effort or attempt to make any Takeover Proposal,

                  (ii) participate in, continue or resume any discussions or negotiations relating to any Takeover Proposal, or

                  (iii) enter into any Acquisition Agreement or approve or recommend, or publicly propose to approve or recommend, any Takeover Proposal;

provided, however, that if, at any time prior to the date of the Company Stockholders Meeting (the "Applicable Period"), the board of directors of the Company (or the special committee thereof) determines in its good faith judgment, after consultation with outside legal counsel, that the failure to furnish such information or participate in such negotiations or discussions would likely result in a breach of its obligations under applicable law, the Company and its representatives may, only in response to a Takeover Proposal that if consummated would likely result in a Superior Proposal that was not solicited in violation of this Section 5.3(a), and subject to providing prior written notice of its decision to take such action to the Parent and compliance with this Section 5.3(a),

                  (x) furnish information with respect to the Company and its Subsidiaries to any Person making a Takeover Proposal that if consummated would likely result in a Superior Proposal pursuant to a customary confidentiality agreement on terms at least as restrictive as the Confidentiality Agreement with the Parent,

                  (y) concurrently provide to the Parent any material non-public information relating to the Company and its Subsidiaries provided to any Person whether or not previously provided to the Parent, and

                  (z) participate in discussions or negotiations relating to such Takeover Proposal.

The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Person or Persons conducted heretofore with respect to any Takeover Proposal and that it will take all necessary steps to promptly inform any such Persons of the Company's obligations under this Section 5.3 and in the Confidentiality Agreement. The Company agrees that it will notify the Parent promptly (and in no event later than 24 hours after receipt) if any inquiry, proposal or offer is received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated, continued or resumed with, any of the Company's representatives indicating, in connection with such notice, the name of each such Person and the terms and conditions of any proposals or offers and thereafter shall keep the Parent fully informed, on a current basis, of the status and terms of any such proposals or offers, and any changes thereto from time to time, and the status of any such discussions or negotiations. The Company also agrees that it will promptly request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring the Company or any of its Subsidiaries to return all confidential information heretofore furnished to such Person by or on behalf of it or any of its Subsidiaries or to destroy all such information and to provide a certification or other proof thereof in accordance with the terms of any such confidentiality agreement. For purposes of this Agreement, "Takeover Proposal" means any inquiry, proposal or offer from any Person relating to any direct or indirect acquisition or purchase of 15% or more of the assets of the Company and its Subsidiaries, taken as a whole (other than any acquisition or purchase of the Company Sale Properties permitted under Section 5.1(e)), or 15% or more of any class or series of equity securities of the Company or any of its Subsidiaries, any tender offer or exchange offer that if consummated would result in any Person beneficially owning 15% or more of any class or series of equity securities of the Company, or any merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution, extraordinary dividend or similar transaction or the sale or other transfer of all or substantially all assets involving the Company or any of its Subsidiaries, other than as provided under this Agreement.

            (b) Except as set forth herein, neither the board of directors of the Company nor any committee thereof shall:

                  (i) approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal, or

                  (ii) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement or propose publicly or agree to do any of the foregoing (each, an "Acquisition Agreement") related to any Takeover Proposal, other than any such agreement entered into concurrently with a termination pursuant to Section 5.3(c) in order to facilitate such action.

Notwithstanding the foregoing, during the Applicable Period and only in response to a Superior Proposal, the board of directors of the Company (or the special committee thereof) may (subject to this and the following sentence) recommend such Superior Proposal (and cause the Company to enter into any Acquisition Agreement with respect to any Superior Proposal), but, in each case, only at a time that is during the Applicable Period and is three Business Days following the Company's delivery to the Parent of written notice advising the Parent that the board of directors of the Company (or the special committee thereof) has received a Superior Proposal, specifying the terms and conditions of such Superior Proposal and identifying the Person making such Superior Proposal; provided, however, that the Company shall not enter into an agreement with respect to a Superior Proposal unless the Company complies with Section 5.3(c). For purposes of this Agreement, a "Superior Proposal" means any proposal or offer made by a third party to engage in a Takeover Proposal which the board of directors (or special committee thereof) determines in its good faith judgment
(x) if consummated would likely result in a transaction delivering to the Company's stockholders superior value, from a financial point of view, to the Merger if accepted, (y) is likely to be completed and (z) is not subject to a financing contingency.

            (c) The Company may terminate this Agreement and enter into an Acquisition Agreement with respect to a Superior Proposal, provided that, prior to any such termination,

                  (i) the Company has provided the Parent with a written notice that it intends to terminate this Agreement pursuant to this Section 5.3(c), identifying the Superior Proposal then determined to be more favorable and the parties thereto and delivering to the

Parent a copy of the Acquisition Agreement for such Superior Proposal in the form to be entered into,

                  (ii) within a period of three Business Days following the delivery of the notice referred to in clause (i) above, the Parent does not propose adjustments in the terms and conditions of this Agreement and the Company shall have caused its financial and legal advisors to negotiate with the Parent in good faith such proposed adjustments to the terms and conditions of this Agreement which the Company's board of directors (or the special committee hereof) determines in its good faith judgment (after receiving the advice of its financial advisor) to be as favorable to the Company's stockholders as such Superior Proposal, and

                  (iii) at least three full Business Days after the Company has provided the notice referred to in clause (i) above, the Company delivers to the Parent (A) a written notice of termination of this Agreement pursuant to this
Section 5.3(c), and (B) a wire transfer of immediately available funds in the amount of the Termination Fee (as defined in Section 5.9(b)).

            (d) Nothing contained in this Agreement shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders if, in the good faith judgment of the board of directors of the Company (after consultation with outside legal counsel), failure so to disclose would likely constitute a breach of its obligations under applicable law.

            SECTION 5.4  THE PROXY STATEMENT; THE STOCKHOLDERS MEETING.

            (a) As soon as practicable following the date of this Agreement, the Company shall prepare and file with the SEC, the Proxy Statement. The Company shall use commercially reasonable efforts (including the preparation of amendments to such documents and the provision of supplemental information in response to SEC comments) to have the Proxy Statement cleared under the Securities Act as promptly as practicable after such filing. The Company will cause the Proxy Statement to be mailed to its stockholders as promptly as practicable thereafter. If at any time prior to the Effective Time any information relating to the Company or the Parent, or any of their respective affiliates, officers or directors, should be discovered by the Company which should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, as applicable, the Company shall promptly prepare and file an appropriate amendment or supplement describing such information with the SEC and, to the extent required by law, disseminate such amendment to the stockholders of the Company. No filing of, or amendment or supplement to, the Proxy Statement, correspondence to the SEC or its staff with respect to the Proxy Statement (including documents incorporated therein by reference) or Schedule 13E-3 will be made by either the Parent or the Company without providing the other party a reasonable opportunity to review and comment thereon, and the Company agrees that prior to any filing it shall accept any comments of the Parent with respect to such documents so long as such acceptance would not be unreasonable for the Company. The Company will advise the Parent, promptly after it receives notice thereof, of any request by the SEC for the amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information.

            (b) The Company shall, as soon as reasonably practicable following the date of this Agreement, establish a record date (which will be as soon as practicable following the date of this Agreement) for, duly call, give notice of, convene and hold the a meeting of its stockholders (the "Company Stockholders Meeting") solely for the purpose of obtaining the Company Stockholder Approval. Subject to Section 5.3(d), the Company shall, through its board of directors, recommend to its stockholders the adoption of this Agreement. Without limiting the generality of the foregoing but subject to its right to terminate this Agreement pursuant to Section 5.3(c), the Company agrees that its obligations pursuant to the first sentence of this Section 5.4(b) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Takeover Proposal.

            (c) The Company, the Parent and Merger Sub shall promptly prepare to file with the SEC a Joint Transaction Statement on Schedule 13E-3 (the "Schedule 13E-3"); and shall file such Schedule 13E-3 and comply with the requirements of Rule 13e-3 under the Exchange Act unless the Parent advises the Company in writing prior to the mailing of the Proxy Statement that the Parent has concluded, after consultation with the staff of the SEC, that such filing and compliance is not required. Thereafter, the Company, the Parent and Merger Sub shall promptly prepare and file with the SEC any amendments or further amendments required by the Exchange Act.

            (d) The Parent agrees, as to the Schedule 13E-3 (insofar as it relates to information furnished by the Parent expressly for inclusion or incorporation therein) and the Company agrees, as to the Proxy Statement and the
Schedule 13E-3 (excluding any information furnished by the Parent expressly for inclusion or incorporation therein), that such documents shall, in all material respects, comply with the requirements of the Exchange Act and the rules and regulations thereunder and other applicable laws.

      SECTION 5.5 ACCESS TO INFORMATION; CONFIDENTIALITY. Upon reasonable notice and subject to the Confidentiality Agreement between the Parent and the Company (the "Confidentiality Agreement"), the Company shall, and shall cause each of its Subsidiaries to, afford to the Parent and to its officers, employees, accountants, counsel, financial advisors and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to all its properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause each of its Subsidiaries to, furnish promptly to the Parent (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as the Parent may reasonably request (including the Company's outside accountants work papers and the Company's monthly financial statements). The Company shall not be required to provide access to or disclose information where such access or disclosure would contravene any law, rule, regulation, order or decree. No review pursuant to this Section 5.5 shall limit the Parent's or Merger Sub's reliance on or the enforceability of any representation or warranty made by the Company herein. The Parent will hold, and will cause its officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in accordance with the terms of the Confidentiality Agreement.

      Notwithstanding the foregoing and any provisions of the Confidentiality Agreement to the contrary, the parties to this Agreement (and any employee, representative or any agent of any party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction contemplated hereby (the "Transaction"), beginning on the earlier of
(i) the date of public announcement of discussion relating to the Transaction,
(ii) the date of public announcement of the Transaction or (iii) the date of the execution of this Agreement; provided, however, none of the parties (nor any employee, representative or any agent thereof) may disclose any information to the extent that such disclosure could result in a violation of any federal or state securities law.

      SECTION 5.6  COMMERCIALLY REASONABLE EFFORTS.

            (a) Prior to the Closing, upon the terms and subject to the conditions of this Agreement, each of the parties agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable (subject to any applicable laws) to consummate the Merger and make effective the Merger as promptly as practicable including, (i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the Merger and the taking of such actions as are necessary to obtain any requisite approvals, consents, orders, exemptions or waivers by any third party or Governmental Entity, including the HSR Compliance and (ii) the satisfaction of the other parties' conditions to Closing. Notwithstanding any other provision of this Agreement, neither the Company nor any of its Subsidiaries shall be entitled to (nor shall the Parent or any of its Subsidiaries be required to) divest or hold separate or otherwise take or commit to take any action that limits the Parent's or the Surviving Corporation's freedom of action with respect to, or ability to retain, the Parent or any of its Subsidiaries or the Company or any of its Subsidiaries or any material portions thereof or any of the businesses, product lines, properties or assets of the Parent or any of its Subsidiaries or the Company or any of its Subsidiaries. Nothing in this Agreement shall require the Parent to commence Litigation to remove any Restraint issued under any antitrust law.

            (b) Prior to the Closing, each party shall promptly consult with the other parties to this Agreement with respect to, provide any necessary information with respect to, and provide the other parties (or their respective counsel) with copies of, all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement, the Merger and the Closing of this Agreement or the performance of any duties or transactions required hereunder. Each party hereto shall promptly inform the other of any communication from any Governmental Entity regarding any of the Merger, the Closing of this Agreement or the performance of any duties or transactions required hereunder. If, in connection herewith, any party hereto or affiliate thereof receives a request for additional information or documentary material from any such Governmental Entity, then such party shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other parties, an appropriate response in compliance with such request. To the extent that transfers, amendments or modifications of any Company permits are required as a result of the execution of this Agreement, the Merger, the Closing or the performance of any duties or transactions required hereunder, the Company shall, and shall cause the Company Subsidiaries to, use commercially reasonable efforts to effect such transfers, amendments or modifications.

            (c) In connection with and without limiting the foregoing, the Parent, the Company and their respective boards of directors shall (i) take all action necessary to ensure that no takeover statute or similar statute or regulation is or becomes applicable to this Agreement, the Merger, the Closing of this Agreement or the performance of any duties or transactions required hereunder, and (ii) if any takeover statute or similar statute becomes so applicable, take all action necessary to ensure the Merger and the Closing are completed as soon as practicable.

            (d) Unless the statute of limitations will bar the bringing of such claim after the termination of this Agreement, no party shall, directly or indirectly, bring or initiate (including by counterclaim or inter-pleader) any litigation or other action before a Governmental Entity or arbitration against another party or involving or affecting their assets.

            (e) If at any time after the Effective Time, any reasonable further action is necessary or desirable to carry out the purposes of this Agreement, including the execution of additional instruments, the proper officers and directors of each party to this Agreement shall take all such necessary reasonable action.

      SECTION 5.7  EMPLOYEE MATTERS.

            (a) As soon as practicable after the Closing Date (the "Benefits Date"), the Parent shall provide, or cause to be provided, employee benefit plans, programs and arrangements to employees of the Company that are substantially comparable to those made generally available to similarly situated non-represented employees of the Parent who are hired by the Parent after January 1, 2003. From the Effective Time to the Benefits Date (which the parties acknowledge may occur on different dates with respect to different plans, programs or arrangements of the Parent), the Parent shall provide, or cause to be provided, the employee benefit plans, programs and arrangements of the Company (other than equity-based plans, programs and arrangements) provided to employees of the Company as of the date hereof. The provisions of this Section 5.7(a) will not create in any current or former employee of the Company or any of its Subsidiaries any rights to employment or continued employment with the Parent, the Company or any of their respective Subsidiaries, or any right to specific terms or conditions of employment.

            (b) With respect to each benefit plan, program, practice, policy or arrangement maintained by the Parent (the "Parent Plans") in which employees of the Company participate on the Benefits Date, (i) service with the Company and its Subsidiaries (or their respective predecessors) prior to the Effective Time shall be credited against all service and waiting period requirements under the Parent Plans, (ii) the Parent Plans shall not provide any pre-existing condition exclusions and (iii) the deductibles, co-payments and out-of-pocket maximums in effect under the Parent Plans shall be reduced by any deductibles, co-payments and out-of-pocket maximums paid by such individuals under the Company Benefit Plans for the plan year in which the Effective Time occurs. The Company shall take all action necessary to terminate, or cause to terminate, before the Effective Time, any Benefit Plan that is a 401(k) plan or other defined contribution retirement plan unless the Parent agrees to assume any such plan or to offer an opportunity to the participants in any such plans to rollover their accounts to a similar plan or plans of the Parent.

            (c) Within a reasonable period of time after the last business day of each month after the date hereof and on the Closing Date, the Company shall, as and to the extent necessary, deliver to the Parent any additional information which Company reasonably believes would affect the determination of each person who the Company reasonably believes is a "disqualified individual" (within the meaning of Section 280G of the Code).

            (d) Employees of the Company who transfer to the employment of the Parent or the Surviving Corporation after the Effective Time and meet the eligibility requirements for participation in the Parent Employee Stock Purchase Plan (the "Parent ESPP") shall be eligible to begin payroll deductions under that plan as soon as practicable after the Effective Time.

            (e) Notwithstanding anything in this Agreement to the contrary and subject to the provisions of Section 5.7(a), from and after the Closing Date, the Surviving Corporation will have sole discretion over the hiring, promotion, retention, termination and other terms and conditions of the employment of the employees of the Company and its Subsidiaries. Subject to the provisions of
Section 5.7(a), nothing herein will prevent the Parent, the Company or any of their respective Subsidiaries from amending or terminating any Benefit Plan maintained by the Company or any of its Subsidiaries or other employee benefit or fringe benefit plans of the Parent in accordance with its terms.

      SECTION 5.8  INDEMNIFICATION, EXCULPATION AND INSURANCE.

            (a) The Parent and Merger Sub agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Company and its Subsidiaries as provided in their respective certificate of incorporation or bylaws (or comparable organizational documents) and any indemnification agreements of the Company (as each is in effect on the date hereof), the existence of which has been disclosed in the Company Disclosure Letter, shall be assumed by the Parent and the Surviving Corporation, without further action, as of the Effective Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms, and the Parent shall cause the Surviving Corporation to honor all such rights.

            (b) If the Surviving Corporation or any of its successors or assigns
(i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, or otherwise dissolves the Surviving Corporation, then, and in each such case, the Parent shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 5.8.

            (c) The Parent shall for a period of not less than six years after the Effective Time, either (i) maintain the Company's current directors' and officers' liability insurance covering acts or omissions occurring prior to the Effective Time ("D&O Insurance") with respect to those Persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms with respect to such coverage and amount substantially similar to those in effect on the date hereof or (ii) cause to be provided by a reputable insurance company coverage substantially similar with respect to coverage and amount and to such officers and directors as the D&O Insurance, so long as the aggregate premium therefor would not be in excess of 200% of the current policy per annum premiums (such amount the "Maximum Premium"). If the existing or substituted directors' and officers' liability insurance expires, is terminated or cancelled during such six-year period, the Parent will obtain as much D&O Insurance as can be obtained for the remainder of such period for an aggregate premium not in excess of the Maximum Premium.

            (d) The provisions of this Section 5.8 (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise.

      SECTION 5.9  FEES AND EXPENSES.

            (a) Except as provided hereinafter in this Section 5.9, all fees and expenses incurred in connection with the Merger, this Agreement, the Closing or the performance of any duties or transactions required hereunder shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

            (b)   If this Agreement is terminated pursuant to:

                  (i) Section 7.1(d), the Company shall, within two Business Days of such termination, pay to the Parent $10 million (the "Termination Fee") by wire transfer of immediately available funds; or

                  (ii) Section 7.1(f), the Company shall, prior to such termination, pay to the Parent the Termination Fee by wire transfer of immediately available funds; or

                  (iii) Section 7.1(b)(i), and (x) at the time of such termination there shall be outstanding a Takeover Proposal, and (y) within 12 months following such termination, a definitive agreement with respect to such Takeover Proposal, as the same may be modified from time to time, shall have been executed by the Company, then the Company shall pay to the Parent on the date the definitive agreement is executed and delivered, the Termination Fee.

            (c) Upon the occurrence of any event that requires the Company to pay the Termination Fee to the Parent and its Affiliates, the Company shall also reimburse the Parent and its Affiliates (not later than one Business Day after submission of statements by the Parent to the Company together with reasonable documentation therefor) for their expenses relating to the transactions contemplated by this Agreement, which expenses shall include all out-of-pocket expenses (including, without limitation, financing commitment fees and all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by the Parent, its Affiliates or on their behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby and thereby, and all other matters related to the transactions contemplated hereby or thereby, provided, however, that such aggregate reimbursement shall not exceed $2 million.

      The Company acknowledges that the agreements contained in this Section 5.9(b) are an integral part of the transactions provided herein, and that without these agreements the Parent would not enter into this Agreement; accordingly, if the Company fails promptly to pay the amount due pursuant to this Section 5.9(b), and, in order to obtain such payment, the Parent commences a suit which results in a judgment against the Company for the fee set forth in this Section 5.9(b), the Company shall pay to the Parent its costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made. The parties agree that any remedy or amount payable pursuant to this Section 5.9 will not preclude any other remedy or amount payable hereunder and will not be an exclusive remedy for any breach of any representation, warranty, covenant or agreement contained in this Agreement.

      SECTION 5.10 PUBLIC ANNOUNCEMENTS. The Parent and the Company will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with, any press release or other public statements with respect to the Agreement, the Merger, the Closing or the performance of any duties or transactions required hereunder, except as otherwise required by applicable law or applicable stock exchange rules. The parties agree that the initial press release to be issued with respect to this Agreement or matters pertaining to the transactions provided herein shall be in the form heretofore agreed to by all parties.

      SECTION 5.11 LITIGATION. The Company shall give the Parent the opportunity to participate in the defense of any litigation against the Company and/or its directors relating to this Agreement, the Merger, the Closing of this Agreement or the performance of any duties or transactions required hereunder.

      SECTION 5.12 OBLIGATIONS OF MERGER SUB; VOTING OF SHARES.

            (a) The Parent shall cause Merger Sub to perform all of its obligations under this Agreement and in connection with the Merger, the Closing of this Agreement or the performance of any duties or transactions required hereunder.

            (b) The Parent shall vote, or cause to be voted, in favor of adoption of this Agreement, all shares of Company Common Stock owned by the Parent or any of its Subsidiaries as of the record date (the "Record Date") for the meeting at which Company Stockholder Approval is considered.

                         ARTICLE 6: CONDITIONS PRECEDENT

      SECTION 6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

            (a)   The Company Stockholder Approval shall have been obtained.

            (b) No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") shall be in effect, and there shall not be pending or threatened any suit, action or proceeding by any Governmental Entity (i) preventing the consummation of the Merger, (ii) prohibiting or limiting the ownership or operation by the Company or the Parent and their respective Subsidiaries of any material portion of the business or assets of the Company or the Parent and their respective Subsidiaries taken as a whole, or compelling the Company or the Parent and their respective Subsidiaries to dispose of or hold separate any material portion of the business or assets of the Company or the Parent and their respective Subsidiaries, taken as a whole, as a result of the Merger or the Closing of this Agreement or the performance of any duties or transactions required hereunder or (iii) which otherwise would reasonably be expected to have a Material Adverse Effect on the Company or the Parent, as applicable; provided, however, that each of the parties shall have used commercially reasonable efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

            (c) The HSR Compliance shall have been obtained.

      SECTION 6.2 CONDITIONS TO OBLIGATIONS OF THE PARENT AND MERGER SUB. The obligation of the Parent and Merger Sub to effect the Merger is further subject to satisfaction or waiver of the following conditions:

            (a) The representations and warranties of the Company set forth herein shall be true and correct as of the date hereof and as of the Effective Time, with the same effect as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Parent shall have received a certificate signed on behalf of the Company by the chief executive officer of the Company to such effect.

            (b) The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date. The Parent shall have received a certificate signed on behalf of the Company by the chief executive officer of the Company to such effect.

            (c) There shall have been no Material Adverse Change in the Company since the date of this Agreement that shall not have been cured by the Closing Date, and the Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

            (d) The Company shall have obtained the consents and approvals set forth in Section 6.2(d) to the Company Disclosure Letter.

      SECTION 6.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to effect the Merger is further subject to satisfaction or waiver of the following conditions:

            (a) The representations and warranties of the Parent and Merger Sub set forth herein shall be true and correct as of the date hereof and as of the Effective Time, with the same effect as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Parent. The Company shall have received a certificate signed on behalf of the Parent by an authorized signatory of the Parent to such effect.

            (b) The Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date. The Company shall have received a certificate signed on behalf of the Parent by an authorized signatory of the Parent to such effect.

            (c) There shall have been no Material Adverse Change in the Parent since the date of this Agreement that shall not have been cured by the Closing Date, and the Company shall have received a certificate signed on behalf of the Company by an authorized signatory of the Parent to such effect.

                             ARTICLE 7: TERMINATION

      SECTION 7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Company Stockholder
Approval:

            (a) by mutual written consent of the Parent, Merger Sub and the Company;

            (b) by either the Parent or the Company:

                  (i) if the Merger shall not have been consummated by December 15, 2003, but the right to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time;

                  (ii) if the Company Stockholder Approval shall not have been obtained at the Company stockholders meeting duly convened therefor (including at any adjournment or postponement thereof);

                  (iii) if any Restraint having any of the effects set forth in
Section 6.1(b) shall be in effect and shall have become final and nonappealable, but the party seeking to terminate this Agreement pursuant to this Section 7.1(b)(iii) shall have used commercially reasonable efforts to prevent the entry of and to remove such Restraint;

            (c) by the Parent, if the Company shall have breached or failed to perform in any material respect or upon the inaccuracy of any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach, failure to perform or inaccuracy (i) would give rise to the failure of a condition set forth in Section 6.2(a) or 6.2(b), and (ii) is incapable of being or has not been cured by the Company within 10 calendar days following its receipt of written notice from the Parent of such breach or failure to perform;

            (d) by the Parent, if (i) the Company shall have breached Section
5.3 or (ii) the Company's board of directors (or any committee thereof) shall have (whether or not permitted by this Agreement) (A) modified, withdrawn or supplemented their recommendation of this Agreement, the Merger, the Closing or the performance of any duties or transactions required hereunder in a manner adverse to the Parent; (B) recommended any Takeover Proposal other than the Parent's proposal, or (C) failed to affirm its recommendation of this Agreement and the transactions contemplated hereby within five days of a request to do so by the Parent.

            (e) by the Company, if the Parent shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6.3(a) or 6.3(b), and (ii) is incapable of being or has not been cured by the Parent within 30 calendar days following its receipt of written notice from the Company of such breach or failure to perform; or

            (f) by the Company in accordance with Section 5.3(c); provided that, in order for the termination of this Agreement pursuant to this Section 7.1(f) to be deemed effective, the Company shall have complied with all provisions of
Section 5.3, including the notice provisions therein, and with applicable requirements of Section 5.9, including the payment of the Termination Fee.

      SECTION 7.2 EFFECT OF TERMINATION. If this Agreement is terminated by either the Company or the Parent as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of the Parent or the Company, except to the extent that such termination results from the material breach by a party of any of its representations, warranties, covenants or agreements in this Agreement and provided that the Confidentiality Agreement, Section 3.16, Section 5.5, Section 5.9, this Section 7.2 and Article 8 shall survive any termination of this Agreement.

      SECTION 7.3 PROCEDURE FOR TERMINATION. If a party has a right to terminate this Agreement under Section 7.1, it may only exercise that right by delivering notice to the other parties of such termination, stating the subsection of
Section 7.1 providing the basis for such termination and paying any required fees.

                          ARTICLE 8: GENERAL PROVISIONS

      SECTION 8.1 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

      SECTION 8.2 AMENDMENT. The parties may amend this Agreement at any time prior to the Effective Time; provided that after receipt of the Company Stockholder Approval, there shall not be made any amendment that by law requires further approval by the stockholders of the Company without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

      SECTION 8.3 EXTENSION; WAIVER. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

      SECTION 8.4 NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by internationally recognized overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (a)   If to the Parent or Merger Sub, to:

                        Dean Foods Company
                        2515 McKinney Avenue, Suite 1200
                        Dallas, Texas  75201
                        Telecopy No.: 214.303.3853

                        Attention: Ronald H. Klein


                  With a copy (which shall not constitute notice) to:

                        Hughes & Luce, LLP
                        1717 Main Street, Suite 2800
                        Dallas, Texas  75201
                        Telecopy No. 214.939.5849

                        Attention:  William A. McCormack, Esq.

            (b)   If to the Company, to:

                        Horizon Organic Holding Corporation
                        6311 Horizon, Longmont, CO 80503
                        Telecopy No.: 303.516.4501

                        Attention:  Charles F. Marcy, President and CEO

                  With copies (which shall not constitute notice) to:

                        Shughart Thomson & Kilroy, P.C.
                        1050 17th St. #2300, Denver CO 80265
                        Telecopy No.: 303.572.7883

                        Attention:  Michael A. Sabian, Esq.



      SECTION 8.5  DEFINITIONS.  For purposes of this Agreement:

            (a) an "Affiliate" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person, where "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise.

            (b) "Business Day" means any day other than Saturday, Sunday or any other day on which banks are legally permitted to be closed in Denver, Colorado.

            (c) "Cash Consideration" shall have the meaning set forth in Section
2.2 hereof.

            (d) "Certificates" shall have the meaning set forth in Section
2.3(a).

            (e) "Closing" or " the Closing" shall have the meaning set forth at
Section 1.2 and, in addition, shall mean the completion and/or consummation of all performances and transactions required hereunder.

            (f) "Company Common Stock" shall have the meaning set forth in the Recitals.

            (g) "Company Stock Plans" shall have the meaning set forth in
Section 2.5(c).

            (h) "Company Stockholder Approval" shall have the meaning set forth in Section 3.14.

            (i) "Company Stock Options" shall have the meaning set forth in
Section 3.3(b).

            (j) "Contract" means any written, oral, electronic or other contract, lease, license, arrangement, commitment, undertaking or understanding (whether or not defenses exist to enforceability).

            (k) "Effective Time" shall have the meaning set forth in Section 1.3 hereof

            (l) "Knowledge" of any Person that is not an individual means the knowledge of any of such Person's executive officers after reasonable inquiry.

            (m) "Material Adverse Change" or "Material Adverse Effect" means, when used in connection with the Company or the Parent, any change, effect, event, occurrence, condition or development or state of facts that (i) is or would reasonably be expected to be materially adverse to the business, assets or results of operations or condition (financial or other) of such party and its Subsidiaries, taken as a whole, or (ii) prevents or delays the consummation of the Merger, the Closing or the performance of any duties or transactions required hereunder, in each case, other than any change, effect, event, occurrence, condition or development or state of facts (A) relating to the U.S. economy in general, (B) relating to the industry in which such party operates in general (and not having a materially disproportionate effect on such party relative to most other industry participants) or (C) in respect of decreases in such party's stock price (provided that any effect described in clauses (A),(B) or (C) is direct and that the party claiming such effect shall have the burden of proving such direct effect).

            (n) "Parent Common Stock" shall have the meaning set forth in
Section 2.5(a).

            (o) "Parent Stock Options" shall have the meaning set forth in
Section 2.5(a).

            (p) "Parent ESPP" shall have the meaning set forth in Section
5.7(d).

            (q) "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

            (r) a "Subsidiary" of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

            (s) "Tax" or "Taxes" means any and all taxes, charges, fees, levies, assessments, duties or other amounts payable to any federal, state, local or foreign taxing authority or agency, including, without limitation, (i) income, franchise, profits, gross receipts, minimum, alternative minimum, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation, unemployment compensation, utility, severance, excise, stamp, windfall profits, transfer and gains taxes, (ii) customs, duties, imposts, charges, levies or other similar assessments of any kind, and (iii) interest, penalties and additions to tax imposed with respect thereto.

      SECTION 8.6 CONSTRUCTION AND INTERPRETATION. When a reference is made in this Agreement to a section or article, such reference shall be to a section or article of this Agreement unless otherwise clearly indicated to the contrary. Whenever the word "include," "includes" or "including" is used in this Agreement they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified. The singular or plural of any defined term shall have a meaning correlative to such defined term, and words denoting any gender shall include all genders and the neuter. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning. A reference to any party to this Agreement or any other agreement or document shall include such party's successors and permitted assigns. A reference to any legislation or to any provision of any legislation shall include any modification, amendment or re-enactment thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued thereunder or pursuant thereto. If there is an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement. Each provision of this Agreement shall be given full separate and independent effect. Although the same or similar subject matters may be addressed in different provisions of this Agreement, the parties intend that, except as expressly provided in this Agreement, each such provision be read separately, be given independent significance and not be construed as limiting any other provision in this Agreement (whether or not more general or more specific in scope, substance or context). No prior draft of


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
this Agreement or any course of performance or course of dealing shall be used in the interpretation or construction this Agreement.

      SECTION 8.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered (whether delivered by telecopy or otherwise) one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

      SECTION 8.8 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Section 5.8, are not intended to confer upon any Person, other than the parties, any rights or remedies.

      SECTION 8.9 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to any other choice of law or conflict of law provision or rule (whether of the State of Delaware or otherwise) that would cause the application of the laws of any jurisdiction, other than the State of Delaware.

      SECTION 8.10 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

      SECTION 8.11 ENFORCEMENT. The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder in accordance with their specific terms, including its failure to take all actions as are necessary on its part to the consummation of the Merger, will cause irreparable injury to the other parties for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents (i) to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to prevent breaches of this Agreement and (i) to the granting by any court the remedy of specific performance of its obligations hereunder, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties (a) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware of and for the County of New Castle if any dispute arises out of this Agreement, the Merger, the Closing, or the performance of any duties or transactions required hereunder; provided that if there is no equitable subject matter jurisdiction in the Court of Chancery, each party consents to submit itself to the personal jurisdiction of such other federal or state court within the State of Delaware having subject matter jurisdiction over such dispute, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from the Court of Chancery (or such other court) and (c) agrees that it will not bring any action relating to this Agreement, the Merger, the Closing or the performance of any duties or transactions required hereunder in any court other than the Court of Chancery of the State of Delaware of and for the County of New Castle; provided, that if the Court of Chancery declines to exercise equitable jurisdiction over any such action (or any part thereof), then each party agrees that it will transfer any such action (or part thereof) only to, or recommence any such action (or part thereof), only in such other federal or state court within the State of

Delaware having subject matter jurisdiction over such dispute. EACH OF THE PARENT, MERGER SUB, AND THE COMPANY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NEGOTIATION OR ENFORCEMENT HEREOF OR THE MERGER, THE CLOSING OR THE PERFORMANCE OF ANY DUTIES OR TRANSACTIONS REQUIRED HEREUNDER.

            SECTION 8.12 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to and shall, subject to the discretion of such court, reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. Each of the Parent, Merger Sub and the Company has caused this Agreement to be duly executed and delivered as of the date first written above.


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
                                    DEAN FOODS COMPANY

                                    By:  /s/ Ronald H. Klein
                                         -------------------------------------

                                    Name:  Ronald H. Klein

                                    Title:  Senior Vice President - Corporate
                                            Development

                                    CAPRICORN ACQUISITION SUB, INC.

                                    By:  /s/ Ronald H. Klein
                                         -------------------------------------

                                    Name:  Ronald H. Klein

                                    Title: Authorized Signatory


                                    HORIZON ORGANIC HOLDING CORPORATION

                                    By:  /s/ Thomas D. McCloskey, Jr.
                                         -------------------------------------

                                    Name:  Thomas D. McCloskey, Jr.

                                    Title: Chairman of the Board


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